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                                                                  Exhibit 10(17)

                        ADMINISTRATIVE SERVICES AGREEMENT
                         REGARDING INFORMATION SERVICES

This Administrative Services Agreement regarding Information Services (the "Agreement") is between Mutual Management Company, Inc., an Ohio corporation and subsidiary of Medical Mutual of Ohio ("Administrator"), and Central Reserve Life Insurance Company, an Ohio corporation ("Central Reserve").

                                   BACKGROUND
                                   ----------

These recitals are representations of fact that form the basis for and are an integral part of this Agreement.

A. Central Reserve operates as a life and health insurance company. For purposes of this Agreement, all lines of business shall be referred to as the "Business".

B. Central Reserve desires the assistance of Administrator to provide administrative support services for the Business as described herein, and Administrator desires to provide such services for the compensation stated herein.

C. Administrator possesses experience with regard to the management of information systems and the capacity as well as the expertise to operate computer systems for the Business.

D. The parties desire to reduce their agreements and understandings to writing.

                                   PROVISIONS
                                   ----------

In consideration of the mutual promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

I.    TERM.

      A. The initial term of this Agreement (the "Initial Term") shall begin on March 30, 1998 (the "Effective Date") and end on March 31, 2003, unless terminated earlier pursuant to Section I.B. After the Initial Term, this Agreement shall automatically extend for successive periods of five (5) years unless a party gives the other party written notice of its intention not to renew, one (1) year before renewal (each a "Renewal Term.")

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      B. TERMINATION. This Agreement shall terminate prior to the expiration of the Initial Term or any Renewal Term hereof if Central Reserve and Administrator mutually agree to do so or upon notice of termination pursuant to paragraphs 1 or 2 below:

             1.  ADMINISTRATOR'S OPTIONS:

                 (a) Administrator shall have the right to terminate this Agreement upon sixty (60) days' written notice if Central Reserve fails to pay the compensation stated in Section V (if the breach is cured within the sixty
(60) day period, then no termination shall occur);

                 (b) At any time within ninety (90) days after the earlier to occur of (1) a Change in Control of Central Reserve or (2) receipt of written notice of a proposed Change in Control of Central Reserve, Administrator shall have the right to terminate this Agreement upon one (1) year written notice of termination to Central Reserve. As used herein, "Change in Control of Central Reserve" shall mean the transfer of a majority of the stock of Central Reserve's parent company, Central Reserve Life Corporation ("CRLC") to any one entity through one transaction or a series of related transactions after September 1, 1998;

                 (c) Administrator shall have the right to terminate with thirty
(30) days written notice if the Ohio Department of Insurance revokes, suspends or terminates Central Reserve's license to operate as a health insurance company in Ohio.

             2.  CENTRAL RESERVE'S OPTIONS:

                 (a) Central Reserve shall have the option to terminate if Administrator commits a material breach of the Agreement and fails to cure the breach within sixty (60) days after Central Reserve notifies Administrator of such breach (if the breach is cured within the sixty (60) day period, then no termination shall occur);

                 (b) At any time within ninety (90) days after a Change in Control of Central Reserve, Central Reserve shall have the right to terminate this Agreement upon one (1) year prior written notice of termination to Administrator, or, at any time within ninety (90) days after a change in control of Administrator or Medical Mutual of Ohio.

                 (c) Central Reserve shall have the right to terminate this Agreement after one year without cause, subject to the following termination fee schedule:

                      (1) If Central Reserve terminates between April 1, 1999 through March 31, 2000, Central Reserve shall pay to Administrator $3,000,000.00 if annual Premium and Premium Equivalent (as defined in Section V) is less than $499,999,999.99; Central Reserve shall pay

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$5,000,000.00 if annual Premium and Premium Equivalent are between
$500,000,000.00 and $749,999,999.99; Central Reserve shall pay $7,000,000.00 if annual Premium and Premium Equivalent are between $750,000,000.00 and $999,999,999.99; Central Reserve shall pay $9,000,000.00 if annual Premium and Premium Equivalent equal or exceed $1,000,000,000.00;

                      (2) If Central Reserve terminates between April 1, 2000 through March 31, 2001, Central Reserve shall pay to Administrator $2,000,000.00 if annual Premium and Premium Equivalent is less than $499,999,999.00; Central Reserve shall pay $3,000,000.00 if annual Premium and Premium Equivalent are between $500,000,000.00 and $749,999,999.99; Central Reserve shall pay $4,000,000.00 if annual Premium and Premium Equivalent are between $750,000,000.00 and $999,999,999.99; Central Reserve shall pay $5,000,000.00 if annual Premium and Premium Equivalent equal or exceed $1,000,000,000.00;

                      (3) If Central Reserve terminates between April 1, 2001 and March 31, 2002 Central Reserve shall pay to Administrator $1,000,000.00 if annual Premium and Premium Equivalent is less than $499,999,999.99; Central Reserve shall pay $1,500,000.00 if annual Premium and Premium Equivalent are between $500,000,000.00 and $749,999,999.99; Central Reserve shall pay $2,000,000.00 if annual Premium and Premium Equivalent are between $750,000,000.00 and $999,999,999.99; Central Reserve shall pay $2,500,000.00 if annual Premium and Premium Equivalent equal or exceed $1,000,000,000.00.

             3. CENTRAL RESERVE'S RIGHTS UPON TERMINATION.

             The provisions of this Section shall survive the termination of this Agreement.

                 a. Upon providing or receiving notice of termination of this Agreement for any reason, Administrator shall cooperate fully with Central Reserve in effecting a smooth transition of the Administrator's responsibilities under this Agreement so that Central Reserve can operate independently as of the effective date of termination. As soon as reasonably practical during the notice period, and continuing after the effective date of termination as necessary, Administrator shall provide to Central Reserve any and all information, data, files and reports that are necessary to enable Central Reserve to operate the Business independently of Administrator, including but not limited to the original records and data relating to the operation of Central Reserve's Business, including but not limited to all historical data, books of account, enrollment records, group service records, provider records, patient records and claims information. Administrator shall also provide in machine readable form all of the above described records and data, in a format reasonably acceptable to Central Reserve.

                 b. Upon written notice from Central Reserve, Administrator shall, at the written direction of Central Reserve, either transfer to Central Reserve or its designee or destroy (and

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certify as to such destruction) all records and information relating solely to the Business, including all written agreements, customer lists, correspondence, documents, data, files, client premium data and rates, brochures, pamphlets, and promotional materials after the regulatory period for record retention has passed. Central Reserve agrees to allow Administrator access to all such returned materials in the event such access is requested by Administrator for any reasonable and legitimate purpose.

             4.  ADMINISTRATOR'S RIGHTS UPON TERMINATION

             The provisions of this section shall survive the termination of this Agreement. Upon written notice from Administrator, Central Reserve, shall, at the written direction of Administrator either transfer to Administrator or its designee or destroy (and certify as to such destruction) all records and information relating solely to the Administrator's business and information systems, including all written agreements, correspondence, documents, data and files after the regulatory period for record retention has passed. Administrator agrees to allow Central Reserve access to all such returned materials in the event such access is requested by Central Reserve for any reasonable and legitimate purpose.

II.   ADMINISTRATIVE DUTIES AND RESPONSIBILITIES.

      During the term of this Agreement, Administrator shall provide to Central Reserve the following administrative services (the "Services"):

      A.     SYSTEMS DEPARTMENT MANAGEMENT.

             Administrator will provide the following services related to the management of Central Reserve's information systems department:

             1. Prior to March 30, 1998, Administrator shall provide management consulting services.

             2. Beginning March 30, 1998, Administrator will be responsible for hiring all Central Reserve systems department and imaging department employees. On or before March 30, 1998, Administrator will offer employment to all persons currently employed by Central Reserve in the systems and imaging departments on terms substantially the same as their current employment terms, including salary and benefits. Beginning April 1, 1998, Administrator will be responsible for the complete management of Central Reserve's Systems Department, including but not limited to, (a) assuming all hardware leases and software arrangements that are transferrable; (b) acquiring or leasing new software and equipment at Administrator's expense including but not limited to peripheral and local printers; (c) managing all current applications;

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(d) assuming responsibility for all of Central Reserve' s consulting agreements;
(e) maintaining and managing Central Reserve's telephone systems and purchasing or leasing a new telephone system; (f) obtaining an AWD imaging license and developing a Local Area Network (LAN); (g) operating a help desk and back up and disaster recovery plan; and maintaining Central Reserve systems as required pending transition to Administrator's system, as set forth in Section II.B. below.

             3. Central Reserve will allow Administrator to utilize Central Reserve's software in performing its duties under this Agreement, except as prohibited by the applicable software licenses.

             4. Administrator will be responsible for negotiating the termination of the CSC contract. Administrator will be liable for up to $500,000.00 related to the termination of the CSC contract. Central Reserve will be liable for any amount in excess of $500,000.00 related to the termination of the CSC contract. Administrator will not consent to any settlement for an amount greater than $500,000.00 without the consent of Central Reserve.

      B.     INFORMATION SERVICES.

             1. (a) Administrator shall allow use of all of its systems and software for Central Reserve to process claims; (b) Administrator will process Central Reserve Business on all applicable software applications; (c) Administrator will implement a migration plan for transferring Business to Administrator systems; (d) Administrator will manage the implementation of such transition, and by December 31, 1998 Administrator will transfer all accounts, records, files and data relating to the Business to Administrator's systems. Administrator covenants that all of Central Reserve's operations for which it is responsible will be connected to Administrator's systems by December 31, 1998;
(e) Administrator will provide Central Reserve with access to, the following Medical Mutual of Ohio systems, including but not limited to: TOPPS (Total On Line Payment Processing System), CMS (Corporate Membership System), Common Front End, Common Back End, Imaging, Preview(R) (Utilization Review Software), DB2, Accounting Software, Commission Software and OTIS (Customer Service Call Tracking), PIMS (Provider Information Management System), Benefit Administration System, On Line Quoting System.

             2. Administrator will be responsible for the following: (a) design and deployment of initial file and data transfers; (b) initial loading of benefits and training for future loading of benefits; (c) claims system training, DB2 training, administrative systems training and other training as necessary for other applications; (d) Internet access and; (e) assistance in administration of new products developed by Central Reserve, except, unique system modifications will be the subject of separate fee negotiations.

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             3. Central Reserve will allow Administrator to utilize Central
Reserve's software in performing its duties under this Agreement except as prohibited by the applicable software licenses.

      C. MAINTENANCE OF RECORDS. Administrator shall maintain records of all Central Reserve claims paid or denied in sufficient detail so that adequate financial statements and regulatory reports can be prepared for Central Reserve and for Central Reserve management purposes. The nature and scope of the information shall be determined and agreed upon by both parties. Administrator will make available the reports presently available to Central Reserve through its systems and assist Central Reserve in the development and publication of additional reports based upon the capabilities of Administrator's systems.

      D. ADMINISTRATOR IS NOT A GUARANTOR. The parties acknowledge that Administrator is functioning only as a third party administrator under this Agreement. The parties further acknowledge that Administrator is not a surety, guarantor or in any way liable for any of Central Reserve's debts, liabilities, benefits payable or other obligations.

      E. SUPERVISION. The Administrator shall perform the Services under the direction of a Central Reserve employee designated in writing by Central Reserve.

III.  SPECIAL COVENANTS

      A. PERFORMANCE STANDARDS. Administrator shall perform each and every one of its duties under this Agreement (1) in accordance with all federal and state laws and regulations; (2) in such a way as to meet or exceed contractual standards set forth in Central Reserve's and/or Administrator's contracts with health care providers and practitioners, employers and other groups, and members and other beneficiaries (including meeting the highest level of performance set forth in any performance standards.) In addition, in the performance of its duties under this Agreement, Administrator shall preserve, maintain, enhance and promote Central Reserve's identity and reputation.

      B.     AUDITS.

             1. Administrator shall provide Central Reserve or its designee with access to its business offices during normal business hours, upon receipt from Central Reserve of at least seven (7) days' advance written notice. Administrator shall provide Central Reserve or its designee with complete access to its books and records relating to Administrator's performance under this Agreement and permit Central Reserve or its designee to make such copies as Central Reserve or its designee deem appropriate. Administrator shall cooperate fully with the audit and shall provide Central Reserve or its designee with an opportunity to interview

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Administrator's personnel who are providing or supervising the provision of
Services under this Agreement. Administrator shall also cooperate fully with any audit or investigation required or requested by any governmental agency with jurisdiction over Central Reserve's Business.

             2. Central Reserve shall provide Administrator or its designee with access to its business offices during normal business hours, upon receipt from Administrator of at least seven (7) days' advance written notice. Central Reserve shall provide Administrator or its designee with complete access to its books and records relating to Central Reserve's performance under this Agreement and permit Administrator or its designee to make such copies as Administrator or its designee deem appropriate. Central Reserve shall cooperate fully with the audit and shall provide Administrator or its designee with an opportunity to interview Central Reserve's personnel who are providing or supervising the provision of Services under this Agreement. Central Reserve shall also cooperate fully with any audit required or requested by any governmental agency with jurisdiction over Administrator's businesses.

      C. YEAR 2000. Administrator warrants and represents that its information systems that Central Reserve will have access to, except for certain peripheral systems will be fully compliant with the requirements of functioning in the Year 2000 and beyond by December 31, 1998 and by December 31, 1999 all systems will be Year 2000 compliant.

      D. LICENSES. Administrator hereby represents and warrants to Central Reserve that it has secured all licenses, permits, and other authorizations required under the laws of the state of Ohio and any other state or federal laws that may apply, from all governmental authorities necessary to permit Administrator and its employees and agents, including any subcontractors, to perform its obligations under this Agreement.

IV.   INDEMNIFICATION.

      A. INDEMNIFICATION OF ADMINISTRATOR. Central Reserve agrees to indemnify and hold harmless Administrator and its affiliates and their respective officers, directors, employees and agents, and any persons controlling Administrator or any of its affiliates (Administrator and each such other person or entity being referred to herein as an "Administrator Indemnified Person"), from and against all claims, demands, suits, liabilities, losses or damages (or actions in respect thereof) or other expenses that are related to or arise out of (1) any acts or omissions (including any untrue statement made or any statements not made) by Central Reserve or its affiliates, or their respective officers, directors, employees or agents, or (2) acts or omissions by an Administrator Indemnified Person with the consent or in conformity with the directions given by the person designated in writing by Central Reserve pursuant to subsection II.D. Central Reserve will not be responsible, however, for any losses, claims, damages, liabilities or expenses pursuant to clause (2) of the preceding sentence which are finally judicially determined

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to have resulted primarily from such Administrator Indemnified Person's gross negligence or willful misconduct. In addition, Central Reserve agrees to reimburse each Administrator Indemnified Person for reasonable out-of-pocket expenses (including fees and expenses of counsel) as they are incurred by such Administrator Indemnified Person in connection with investigating, preparing, conducting or defending any such action or claim, whether or not in connection with litigation in which any Administrator Indemnified Person is a named party, provided that (1) it reasonably appears that such Administrator Indemnified Person is entitled to indemnification and (2) Administrator provides an unconditional undertaking to repay amounts advanced in the event that it is finally determined that the Administrator Indemnified Person is not entitled to indemnification hereunder. In addition, if any Administrator Indemnified Person is required to pursue a claim against Central Reserve in connection with enforcing the rights of such Indemnified Person under this Agreement, if such claim is successful, then Central Reserve shall also pay reasonable out-of-pocket expenses (including fees and expenses of counsel) as they are incurred by such Administrator Indemnified Person in connection with investigating, preparing, conducting or defending any such action or claim to enforce the rights of the Administrator Indemnified Person.

      B. INDEMNIFICATION OF CENTRAL RESERVE. Administrator agrees to indemnify and hold harmless Central Reserve and its affiliates and their respective officers, directors, employees and agents, and any persons controlling Central Reserve or any of its affiliates (Central Reserve and each such other person or entity being referred to herein as a "Central Reserve Indemnified Person"), from and against all claims, liabilities, losses or damages (or actions in respect thereof) or other expenses that are related to or arise out of (1) any acts or omissions (including any untrue statement made or any statements not made) by Administrator or its affiliates, or their respective officers, directors, employees or agents in connection with Administrator's or any subcontractor's activities under this Agreement (including but not limited to, claim or infringement of any patent, copyright, trade secret or other proprietary right) or (2) acts or omissions by a Central Reserve Indemnified Person with the consent or in conformity with acts or omissions of Administrator or its affiliates, or their respective officers, directors, employees or agents. Administrator will not be responsible, however, for any losses, claims, damages, liabilities or expenses pursuant to clause (2) of the preceding sentence which are finally judicially determined to have resulted primarily from such Central Reserve Indemnified Person's gross negligence or willful misconduct. In addition, Administrator agrees to reimburse each Central Reserve Indemnified Person for reasonable out-of-pocket expenses (including fees and expenses of counsel) as they are incurred by such Central Reserve Indemnified Person in connection with investigating, preparing, conducting or defending any such action or claim, whether or not in connection with litigation in which any Central Reserve Indemnified Person is a named party, provided that (1) it reasonably appears that such Central Reserve Indemnified Person is entitled to indemnification and (2) Central Reserve provides an unconditional undertaking to repay amounts advanced in the event that it is finally determined that the Central Reserve Indemnified

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Person is not entitled to indemnification hereunder. In addition, if any Central
Reserve Indemnified Person is required to pursue a claim against Administrator in connection with enforcing the rights of such Central Reserve Indemnified Person under this Agreement, if such claim is successful, then Administrator shall also pay reasonable out-of-pocket expenses (including fees and expenses of counsel) as they are incurred by such Central Reserve Indemnified Person in connection with investigating, preparing, conducting or defending any such action or claim to enforce the rights of the Central Reserve Indemnified Person.

      C.     DEFENSE OF CLAIMS.

             1. If any party entitled to be indemnified under this Agreement (an "Indemnitee") receives notice of assertion or commencement of any claim, action or proceeding made or brought by any person or entity who or which is not a party to this Agreement or an affiliate of a party to this Agreement (a "Third Party Claim") against such Indemnitee with respect to which any person or entity required to provide indemnification under this Agreement (an "Indemnifying Party") is obligated to provide indemnification under this Agreement, the Indemnitee will give such Indemnifying Party reasonably prompt written notice thereof, but in any event not later than (30) calendar days after receipt of such Third Party Claim. Such notice will describe the Third Party Claim in reasonable detail, will include copies of all material written evidence thereof and will indicate the estimated amount, if reasonably practicable, of the indemnifiable loss that has been or may be sustained by the Indemnitee. The Indemnifying Party will have the right to participate in, or, by giving written notice to the Indemnitee, to assume, the defense of any Third Party Claim at such Indemnifying Party's own expense and by such Indemnifying Party's own counsel (reasonably satisfactory to the Indemnitee), and the Indemnitee will cooperate in good faith in such defense.

             2. If, within (ten) calendar days after giving notice of a Third Party Claim to an Indemnifying Party, an Indemnitee receives written notice from the Indemnifying Party that the Indemnifying Party has elected to assume the defense of such Third Party Claim, the Indemnifying Party will not be liable for any legal expenses subsequently incurred by the Indemnitee in connection with the defense thereof; provided, however, that if the Indemnifying Party fails to take reasonable steps necessary to defend diligently such Third Party Claim within ten calendar days after receiving written notice from the Indemnitee that the Indemnitee believes the Indemnifying Party has failed to take such steps or if the Indemnifying Party has not undertaken fully to indemnify the Indemnitee in respect of all indemnifiable losses relating to the matter, the Indemnitee may assume its own defense, and the Indemnifying Party will be liable for all reasonable costs or expenses paid or incurred in connection therewith. Without the prior written consent of the Indemnitee, the Indemnifying Party will not enter into any settlement of any Third Party Claim which would lead to liability or create any financial or other obligation on the part of the Indemnitee for which the Indemnitee is not entitled to indemnification hereunder. If

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a firm offer is made to settle a Third Party Claim without leading to liability or the creation of a financial or other obligation on the part of the Indemnitee for which the Indemnitee is not entitled to indemnification hereunder and the Indemnifying Party desires to accept and agree to such offer, the Indemnifying Party will give written notice to the Indemnitee to that effect. If the Indemnitee fails to consent to such firm offer within ten calendar days after its receipt of such notice, the Indemnitee may continue to contest or defend such Third Party Claim and, in such event, the maximum liability of the Indemnifying Party as to such Third Party Claim will not exceed the amount of such settlement offer, plus costs and expenses paid or incurred by the Indemnitee through the end of such ten calendar day period.

             3. A failure to give timely notice or to include any specified information in any notice will not affect the rights or obligations of any party hereunder except and only to the extent that, as a results of such failure, any party which was entitled to receive such notice was deprived of its right to recover any payment under its applicable insurance coverage or was otherwise damaged as a result of such failure.

             4. The Indemnifying Party will have a period of 30 calendar days within which to respond in writing to any claim by an Indemnitee on account of an indemnifiable loss which does not result from a Third Party Claim (a "Direct Claim"). If the Indemnifying Party does not so respond within such 30 calendar day period, the Indemnifying Party will be deemed to have rejected such claim, in which event the Indemnitee will be free to pursue such remedies as may be available to the Indemnitee.

      D. SURVIVAL OF OBLIGATIONS. The provisions of this Section shall be in addition to any liability any party may have to any Indemnified Person at common law or otherwise, and shall survive the termination of this Agreement for any reason.

V.    COMPENSATION

      A. INTERIM PAYMENT. For the period prior to March 30, 1998, for the management consulting services provided by Administrator, Central Reserve shall pay Twelve Thousand Five Hundred Dollars ($12,500.00) to Administrator upon receipt of invoice.

      B.     COMPENSATION FOR ADMINISTRATIVE SERVICE

             1. For the period April 1, 1998 through March 31, 2000, Central Reserve shall pay Administrator a total of three percent (3%) of Central Reserve's Premium and Premium Equivalent (as defined below).

             2. For the period April 1, 1998 through September 30, 1999, Central Reserve shall

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receive an administrative credit in the amount of $14,000.00 per month, which may adjusted by agreement of the parties.

             3. Beginning April 1, 2000, Central Reserve shall pay Administrator 3.2% of Central Reserve's Premium and Premium Equivalent until such Premium and Premium Equivalent total $1,000,000,000.00 (one billion dollars), annualized, as determined on a monthly basis. So long as annualized Premiums and Premium Equivalent exceed $1,000,000,000.00 (one billion dollars), Central Reserve shall pay Administrator 3.0% of Premium and Premium Equivalent.

             4. For purposes of compensation calculations under this Agreement, "Premium and Premium Equivalent" shall mean periodic health insurance premium as collected from Central Reserve policyholders excluding policy fees, association fees or dues or similar charges. Central Reserve will provide notice to Administrator of the amount of cash collected in the prior month for Premium and Premium Equivalent billed, within five (5) business days of the end of the prior month. Payment will be due on the last business day of each month. If and when Central Reserve modifies its accounting methods to accommodate such calculation, payment will be made based on Premium and Premium Equivalent billed, adjusted for prior month non-payments.

      C. TIMING OF PAYMENT. Central Reserve's payment obligations shall begin on the Effective Date of this Agreement and continue until the calendar month during which this Agreement is terminated. Payment shall be made on the last day of the month following the month during which services are rendered under this Agreement.

VI.   SUBCONTRACTING.

      Central Reserve understands that Administrator may subcontract for the Services with a parent, affiliate or subsidiary of the Administrator or with a another outside party, provided that no more than 15% of the total Services under this Agreement are outsourced to an outside party. Central Reserve shall consent to such subcontracting arrangement; provided, that the subcontractor agrees to be bound by the terms of this Agreement; that Central Reserve is named as a third party beneficiary with respect to the subcontract; and that Administrator is not relieved of liability by virtue of subcontract.

VII. RUNOUT.

      The parties acknowledge that this Agreement includes Administrator's agreement to provide all Services under this Agreement relating to claims for Services rendered prior to the termination of this Agreement for a period not to exceed six (6) months.

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VIII.   CONFIDENTIALITY OF RECORDS.

      The provisions of this Section shall survive the termination of this Agreement.

      A. CENTRAL RESERVE'S PROPRIETARY INFORMATION AND MATERIALS. All business and medical records relating to the operation of Central Reserve, including but not limited to all historical data, books of account, agent agreements, enrollment records, general administrative records, group service records, provider records, fee schedules, patient records and claims information shall be and remain the sole property of Central Reserve. Administrator agrees to use such business and medical records solely for the purposes of performing its duties under this Agreement and Administrator covenants and agrees that it will utilize information it receives under this Agreement regarding Central Reserve's agents and policyholders only for the purpose of performing its duties under this Agreement. Administrator will take such steps as are necessary to prevent information regarding its agents and policyholders from becoming available for any use by its sales personnel or its agents or brokers, unless specifically agreed to in writing by Central Reserve.

      B. ADMINISTRATOR CONFIDENTIALITY DUTIES. Administrator will maintain the confidentiality of any and all records of Central Reserve, including without limitation, all information, patient records and data concerning Central Reserve's products and its enrollees, and protect such records from unauthorized disclosure in accordance with applicable federal, state and local laws, and medical ethical standards.

      C. ADMINISTRATOR'S PROPRIETARY INFORMATION AND MATERIALS. All information systems and computer software utilized or developed by Administrator to provide Services to Central Reserve pursuant to this Agreement shall remain the sole property of Administrator. Administrator represents and warrants to Central Reserve that the performance of its obligations under this Agreement will not infringe on any patents, copyrights, trade secrets or other proprietary rights of third parties and that Administrator has received no claims or charges of any such infringement. Administrator further represents and warrants to Central Reserve that it has full authority, including any required grant of license or other rights, to use all data, documentation, information, hardware and software that will be furnished to Central Reserve in connection with this Agreement. Nothing herein shall be construed to grant Central Reserve a license to use any such information systems, or software, outside the scope of this Agreement.

      D. CENTRAL RESERVE CONFIDENTIALITY DUTIES Central Reserve acknowledges that Administrator and Medical Mutual of Ohio have a strong interest in preserving the confidentiality of all trade secret information, including but not limited to provider contracting arrangements and discount information. The confidentiality policy is essential to meet the needs of its customers and is in accordance with responsible business practices. Therefore, Central Reserve agrees

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to keep confidential all information and material relating to the business of
Administrator and Medical Mutual of Ohio including but not limited to, claims system information, computer systems information, and provider agreement and discount information, either during or after this Agreement. Central Reserve covenants and agrees that it will utilize information it receives under this Agreement only for the purpose of performing its duties under this Agreement.

IX.   INSURANCE.

      A. CENTRAL RESERVE'S INSURANCE. During the term of this Agreement, Central Reserve shall maintain, at its expense, errors and omissions insurance coverage, including stop-loss insurance in scope and amount customary and reasonable for the Business. Such insurance policies relating hereto shall name Administrator as an additional insured. Certificates of insurance and such other supporting documentation and information as Administrator may reasonably request shall be provided to Administrator upon request.

      B. ADMINISTRATOR'S INSURANCE. During the term of this Agreement, Administrator shall maintain, at its expense, errors and omissions insurance coverage, and fidelity bonds, in scope and amount customary and reasonable for the conduct of its activities under this Agreement. Such insurance policies and bonds shall name Central Reserve as an additional insured. Certificates of insurance and such other supporting documentation and information as Central Reserve may reasonably request shall be provided by Central Reserve upon request.

X.    NOTICE OF DEVELOPMENTS.

      Both parties shall give the other prompt written notice of any material adverse development affecting the Business.

XI.   COMPLIANCE WITH LAW.

      Both parties shall comply with all applicable federal, state, and local laws in connection with the performance of their respective duties under this Agreement. During the term of this Agreement, Administrator will maintain all licenses, franchises, permits, approvals, and other authorizations necessary for it to provide the Services required by it hereunder.

XII.  FURTHER ASSURANCES.

      The parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and
(c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement. Central Reserve agrees to cooperate with and assist Administrator and any employees or agents of Administrator necessary to allow Administrator to fulfill its obligations under this Agreement.

XIII.        SUCCESSION, ASSIGNMENT.

      This Agreement shall be binding upon and inure to the benefit of the parties named herein and their respective successors and permitted assigns. No party may assign either this Agreement or any of his, her or its rights, interest, or obligations hereunder, provided that Administrator may assign its rights, interest and obligations hereunder to any affiliate controlled by or that controls Administrator with the appropriate licenses to perform its obligations under this Agreement and Central Reserve may assign its rights, interest and obligations hereunder in connection with a Change in Control, subject to Administrator's right to terminate this Agreement pursuant to Section II.B.

XIV.         NOTICES.

      Any notice or other communication required or which may be given hereunder shall be in writing and shall be delivered personally, or sent by facsimile, or by certified, registered or express mail, postage prepaid, and shall be deemed given when so delivered personally, sent by facsimile, or if mailed, two (2) days after the date of mailing, to the address set forth below or to such other address as the parties may designate by notice given pursuant to this Section:

If to Administrator, to:

                                       MUTUAL MANAGEMENT COMPANY, INC.
                                       1220 Huron, 10th Floor
                                       Cleveland, OH   44115
                                       Attention:  Edward J. Hartzell
                                       Telephone:          (216) 687-7708
                                       Facsimile:          (216) 687-6690

with a copy to:

                                       John S. Dorrell, Esq., General Counsel
                                       MEDICAL MUTUAL OF OHIO
                                       2060 East Ninth Street
                                       Cleveland, OH   44115
                                       Telephone:          (216) 687-6264
                                       Facsimile:          (216) 687-2623
if to Central Reserve, to:

                                       CENTRAL RESERVE LIFE INSURANCE COMPANY
                                       17800 Royalton Road
                                       Strongsville, OH   44136
                                       Attention: President
                                       Telephone:          (440) 572-2400
                                       Facsimile:          (440) 572-4501

with a copy to:

                                       Billy B. Hill, Jr. Esq.
                                       1750 E. Golf Road, Suite 210
                                       Schaumburg, Illinois   60173

XV.   DISPUTE RESOLUTION.

      Except for disputes with respect to matters which may be cause for termination pursuant to Section I or with respect to the indemnification obligations of the parties hereunder, the parties agree to resolve all disputes relating to matters arising under this Agreement pursuant to the dispute resolution mechanism set forth herein.

      A. MEDIATION. Either party may, upon written notice to the other, submit any dispute subject to this Section to mediation using the Alternative Dispute Resolution Service of the NHLA/AAHA or any other mutually agreeable mediation service.

      B. EFFECT ON AGREEMENT. During any mediation pursuant to this Section, this Agreement shall remain in full force and effect.

      C. FURTHER ACTION. If mediation is unsuccessful then the parties may pursue their available remedies.

XVI.  ENTIRE AGREEMENT.

      This Agreement contains the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements, written or oral, with respect thereto.

XVII. WAIVERS AND AMENDMENTS.

      This Agreement may be amended, modified, superseded, canceled, renewed or extended, and the terms and conditions hereof may be waived, only by a written instrument signed by the parties or, in the case of a waiver, the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power or privilege hereunder, nor any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies which any party may otherwise have at law or in equity.

XVIII. GOVERNING LAW.

      This Agreement shall be governed and construed in accordance with the laws of the State of Ohio applicable to agreements made and to be performed entirely within such State, without giving effect to the principles of conflicts of law thereof.

XIX.   RELATIONSHIP BETWEEN THE PARTIES.

      A. CONDUCT OF BUSINESSES. Central Reserve and Administrator agree that each of them are independent companies and that they are each responsible for the conduct of their own Businesses. Neither party has any obligation with respect to employees of the other, except as stated in Section I. Administrator shall be solely responsible for all workers' compensation, unemployment compensation, withholding and employment taxes and any other taxes due to federal, state or local governments or agencies on account of itself, its employees, representatives, or agents or by any federal, state or local government or agency on account of wages, industrial accidents or workers' compensation claims, withholding and employment taxes or any other actions arising out of Administrator's relationship with its employees, representatives or agents. Similarly, Central Reserve shall be solely responsible for all workers' compensation, unemployment compensation, withholding and employment taxes and any other taxes due to federal, state or local governments or agencies on account if itself, its employees, representatives or agents or by any federal, state or local government or agency on account of wages, industrial accidents or workers' compensation claims, withholding and employment taxes or any other actions arising out of Central Reserve's relationship with its employees, representatives or agents.

      B. INDEPENDENT BUSINESS. Central Reserve and Administrator further agree that Central Reserve and Administrator are separate entities and nothing in this Agreement affects the separate identify of each party. This Agreement does not create a partnership, nor is it intended to limit the parties' conduct of their respective Businesses.

      C. LIMITED AGENCY. Central Reserve and Administrator further agree that Administrator shall be the agent of Central Reserve solely for purposes of performing its duties under this Agreement. Administrator acknowledges the limited nature of its agency authority and agrees to abide by the Central Reserve's coverage documents, policies and procedures, as well as the limitations set forth in this Agreement.

XX.    COUNTERPARTS.

      This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

XXI.   HEADINGS.

      The headings in this Agreement are intended solely for convenience of reference and shall be given no effect in the interpretation of this Agreement.

XXII.  FAIR MEANING.

      This Agreement shall be construed according to its fair meaning and as if prepared jointly by Central Reserve and Administrator.

XXIII.       FORCE MAJEURE.

      The parties understand that performance by either party may be interrupted or delayed by an occurrence outside of that party's control including, but not limited to, the following: Act of God, war, riot sovereign conduct or the conduct of third parties. Administrator shall take such reasonable actions as is prudent to protect itself and Central Reserve against such occurrences, including but not limited to, assuring back-up copies of data, and back-up ability with respect to all Services performed under this Agreement within two
(2) days. Subject to the foregoing, if such acts occur, the affected party will be excused from complete performance for as long as it is reasonably necessary, so long as such affected party uses its best efforts to perform.

XIV. PRIVACY. Administrator and Central Reserve agree not to disclose any of the terms of this Agreement to any person without written permission of the other party, except pursuant to the requirements of state or federal law.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the dates indicated below.

CENTRAL RESERVE LIFE                                               MUTUAL MANAGEMENT COMPANY, INC.
INSURANCE COMPANY
By:
   ------------------------------------------
By:
   ------------------------------------------

Printed Name:                                                      Printed Name:   Edward J. Hartzell

Title:                                                             Title:       PRESIDENT AND CHIEF EXECUTIVE OFFICER
      ---------------------------------------                            ---------------------------------------------

Date:
     ----------------------------------------
Date:
     ----------------------------------------

By:
   ------------------------------------------

                                                                   Printed Name:    Robert N. Trombly

                                                                   Title:                 CHAIRMAN
                                                                         ---------------------------------------------

Date:
     ----------------------------------------


              NETWORK ADDENDUM TO ADMINISTRATIVE SERVICES AGREEMENT
                         REGARDING INFORMATION SERVICES

This Network Addendum (the "Network Addendum") to Administrative Services Agreement Regarding Information Services (the "I.S. Agreement") is between Mutual Management Company, Inc., an Ohio corporation and subsidiary of Medical Mutual of Ohio ("Administrator"), and Central Reserve Life Insurance Company, an Ohio corporation ("Central Reserve").

                                   BACKGROUND
                                   ----------

These recitals are representations of fact that form the basis for and are an integral part of this Network Addendum.

A. Central Reserve operates as a life and health insurance company. For purposes of this Network Addendum, all lines of business shall be referred to as the "Business".

B. Central Reserve desires the assistance of Administrator to provide access to Medical Mutual of Ohio's Ohio Provider Networks.

C. Central Reserve and Administrator have also entered the I.S. Agreement and this Network Addendum relates to the I.S. Agreement, incorporated herein by reference.

D. The parties desire to reduce their agreements and understandings to writing.

                                   PROVISIONS
                                   ----------

In consideration of the mutual promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

I.    TERM.

      A. The initial term of this Network Addendum (the "Initial Term") shall begin on July 1, 1998 (the "Effective Date") and end on March 31, 2003, unless terminated earlier pursuant to Section I.B. After the Initial Term, this Network Addendum shall automatically extend for successive periods of five (5) years unless a party gives the other party written notice of its intention not to renew, one (1) year before renewal (each a "Renewal Term").

      B. TERMINATION. This Network Addendum shall terminate prior to the expiration of the Initial Term or any Renewal Term hereof if Central Reserve and Administrator mutually agree to do so or upon notice of termination pursuant to paragraphs 1, 2 or 3 below:

             1. If the I.S. Agreement terminates, this Network Addendum shall automatically and immediately terminate.

             2. ADMINISTRATOR'S OPTIONS:

                 (a) Administrator shall have the right to terminate this Network Addendum upon sixty (60) days' written notice if Central Reserve fails to pay the compensation stated in Section V (if the breach is cured within the sixty (60) day period, then no termination shall occur);

                 (b) At any time within ninety (90) days after the earlier to occur of (1) a Change in Control of Central Reserve or (2) receipt of written notice of a proposed Change in Control of Central Reserve, Administrator shall have the right to terminate this Network Addendum upon one (1) year written notice of termination to Central Reserve. As used herein, "Change in Control of Central Reserve" shall mean the transfer of a majority of the stock of Central Reserve's parent company, Central Reserve Life Corporation ("CRLC") to any one entity through one transaction or a series of related transactions after September 1, 1998.

             3. CENTRAL RESERVE'S OPTIONS. Central Reserve shall have the option to terminate this Network Addendum without cause with ninety (90) days' written notice.

             4. CENTRAL RESERVE'S RIGHTS UPON TERMINATION.

                 The provisions of this Section shall survive the termination of this Network Addendum.

                 (a) Upon providing or receiving notice of termination of this Network Addendum for any reason, Administrator shall cooperate fully with Central Reserve in effecting a smooth transition of the Administrator's responsibilities under this Network Addendum so that Central Reserve can operate independently as of the effective date of termination. As soon as reasonably practical during the notice period, and continuing after the effective date of termination as necessary, Administrator shall provide to Central Reserve any and all information, data, files and reports that are necessary to enable Central Reserve to operate the Business independently of Administrator, including but not limited to the original records and data relating to the operation of Central Reserve's Business, including but not limited to all historical data, books of account, enrollment records, group service records, provider records, patient records and claims information. Administrator shall also provide in machine readable form all of the above described records and data, in a format reasonably acceptable to Central Reserve.

                 (b) Upon written notice from Central Reserve, Administrator shall, at the written direction of Central Reserve either transfer to Central Reserve or its designee or destroy (and certify as to such destruction) all records and information relating solely to the Business, including all written agreements, customer lists, correspondence, documents, data, files, client premium data and rates, brochures, pamphlets, and promotional materials after the regulatory period for record retention has passed. Central Reserve agrees to allow Administrator access to all such returned materials in the event such access is requested by Administrator for any reasonable and legitimate purpose.

             5.  ADMINISTRATOR'S RIGHTS UPON TERMINATION

             Upon written notice from Administrator, Central Reserve shall, at the written direction of Administrator, either transfer to Administrator or its designee or destroy (and certify as to such destruction) all records and information relating solely to Administrator's business, including all written agreements, all Provider Agreements and provider rates, correspondence, documents, data, files, and Provider information after the regulatory period for record retention has passed. Administrator agrees to allow Central Reserve access to all such returned materials in the event such access is requested by Central Reserve for any reasonable and legitimate purpose.

II. ADMINISTRATOR'S DUTIES AND RESPONSIBILITIES.

      At the specified times during this Network Addendum, Administrator shall provide to Central Reserve the following services (the "Services"):

      A. Administrator shall provide Central Reserve access to Medical Mutual of Ohio's current Ohio Provider Networks and any additional Providers Medical Mutual of Ohio chooses to contract with, and financial arrangements when agreed to by the Providers, provided that Central Reserve will agree to use Medical Mutual of Ohio's Ohio Provider Networks exclusively in Ohio and includes the Medical Mutual of Ohio name and the Central Reserve name on identification cards. Administrator shall furnish said identification cards and the design shall be mutually agreed upon by the parties. As used herein, the term "Provider" or "Providers" shall refer to physicians, health care facilities, and other providers of health care services, who have Participation Agreements with Medical Mutual of Ohio.

      B. It is understood and agreed that Administrator's entire Ohio Provider Networks shall be available to Central Reserve with permission of the Providers, if required, and subject to the Confidentiality provisions in Section VIII. Claims for services shall be paid in accordance with the rates paid by Administrator to its Ohio Provider Network for its own business.

      C. If a Provider will not consent to Central Reserve's use of Medical Mutual Provider agreements, Administrator will negotiate with Provider on behalf of Central Reserve for the provision of health care services for enrollees served by the Business at the best price available.

      D. MAINTENANCE OF RECORDS. Administrator shall maintain records in sufficient detail so that adequate financial statements and regulatory reports can be prepared for Central Reserve and for Central Reserve management purposes. The nature and scope of the information shall be determined and agreed upon by both parties.

      E. ADMINISTRATOR IS NOT A GUARANTOR. The parties acknowledge that Administrator is functioning only as a third party administrator under this Network Addendum. The parties further acknowledge that Administrator is not a surety, guarantor or in any way liable for any of Central Reserve's debts, liabilities, benefits payable or other obligations.

      F. SUPERVISION. The Administrator shall perform the Services under the direction of a Central Reserve employee designated in writing by Central Reserve.

III.  SPECIAL COVENANTS

      A. OTHER ADMINISTRATIVE SERVICES. Administrator may provide other services as requested from time to time by Central Reserve's management and agreed to by Administrator at an agreed upon acceptable fee.

      B. PERFORMANCE STANDARDS. Administrator shall perform each and every one of its duties under this Network Addendum (1) in accordance with all federal and state laws and regulations; (2) in such a way as to meet or exceed contractual standards set forth in Central Reserve's and/or Administrator's contracts with health care providers and practitioners, employers and other groups, and members and other beneficiaries (including meeting the highest level of performance set forth in any performance standards.) In addition, in the performance of its duties under this Network Addendum, Administrator shall preserve, maintain, enhance and promote Central Reserve's identity and reputation.

      C.     AUDITS.

             1. Administrator shall provide Central Reserve or its designee with access to its business offices during normal business hours, upon receipt from Central Reserve of at least seven (7) days' advance written notice. Administrator shall provide Central Reserve or its designee with complete access to its books and records relating to Administrator's performance under this Network Addendum and permit Central Reserve or its designee to make such copies as Central Reserve or its designee deem appropriate. Administrator shall cooperate fully with the audit and shall provide Central Reserve or its designee with an opportunity to interview Administrator's personnel who are providing or supervising the provision of services under this Network Addendum. Administrator shall also cooperate fully with any audit required or requested by any governmental agency with jurisdiction over Central Reserve's Business.

             2. Central Reserve shall provide Administrator or its designee with access to its business offices during normal business hours, upon receipt from Administrator of at least seven (7) days' advance written notice. Central Reserve shall provide Administrator or its designee with complete access to its books and records relating to Central Reserve's performance under this Network Addendum and permit Administrator or its designee to make such copies as Administrator or its designee deem appropriate. Central Reserve shall cooperate fully with the audit and shall provide Administrator or its designee with an opportunity to interview Central Reserve's personnel who are providing or supervising the provision of services under this Network Addendum. Central Reserve shall also cooperate fully with any audit required or requested by any governmental agency with jurisdiction over Administrator's businesses.

      D. LICENSES. Administrator hereby represents and warrants to Central Reserve that it has secured all licenses, permits, and other authorizations required under the laws of the state of Ohio and any other state or federal laws that may apply, from all governmental authorities necessary to permit Administrator and its employees and agents, including any subcontractors, to perform its obligations under this Network Addendum.

IV.   INDEMNIFICATION.

      A. INDEMNIFICATION OF ADMINISTRATOR. Central Reserve agrees to indemnify and hold harmless Administrator and its affiliates and their respective officers, directors, employees and agents, and any persons controlling Administrator or any of its affiliates (Administrator and each such other person or entity being referred to herein as an "Administrator Indemnified Person"), from and against all claims, demands, suits, liabilities, losses or damages (or actions in respect thereof) or other expenses that are related to or arise out of (1) any acts or omissions (including any untrue statement made or any statements not made) by Central Reserve or its affiliates, or their respective officers, directors, employees or agents, or (2) acts or omissions by an Administrator Indemnified Person with the consent or in conformity with the directions given by the person designated in writing by Central Reserve pursuant to subsection II.F. Central Reserve will not be responsible, however, for any losses, claims, damages, liabilities or expenses pursuant to clause (2) of the preceding sentence which are finally judicially determined to have resulted primarily from such Administrator Indemnified Person's gross negligence or willful misconduct. Administrator provides an unconditional undertaking to repay amounts advanced in the event that it is finally determined that the Indemnified Person is not entitled to indemnification hereunder. In addition, Central Reserve agrees to reimburse each Administrator

Indemnified Person for reasonable out-of-pocket expenses (including fees and expenses of counsel) as they are incurred by such Administrator Indemnified Person in connection with investigating, preparing, conducting or defending any such action or claim, whether or not in connection with litigation in which any Administrator Indemnified Person is a named party, provided that (1) it reasonably appears that such Administrator Indemnified Person is entitled to indemnification and (2) Administrator provides an unconditional undertaking to repay amounts advanced in the event that it is finally determined that the Administrator Indemnified Person is not entitled to indemnification hereunder. In addition, if any Administrator Indemnified Person is required to pursue a claim against Central Reserve in connection with enforcing the rights of such Indemnified Person under this Network Addendum, if such claim is successful, then Central Reserve shall also pay reasonable out-of-pocket expenses (including fees and expenses of counsel) as they are incurred by such Administrator Indemnified Person in connection with investigating, preparing, conducting or defending any such action or claim to enforce the rights of the Administrator Indemnified Person.

      B. INDEMNIFICATION OF CENTRAL RESERVE. Administrator agrees to indemnify and hold harmless Central Reserve and its affiliates and their respective officers, directors, employees and agents, and any persons controlling Central Reserve or any of its affiliates (Central Reserve and each such other person or entity being referred to herein as a "Central Reserve Indemnified Person"), from and against all claims, liabilities, losses or damages (or actions in respect thereof) or other expenses that are related to or arise out of (1) any acts or omissions (including any untrue statement made or any statements not made) by Administrator or its affiliates, or their respective officers, directors, employees or agents in connection with Administrator's or any subcontractor's activities under this Network Addendum (including but not limited to, claim or infringement of any patent, copyright, trade secret or other proprietary right) or (2) acts or omissions by a Central Reserve Indemnified Person with the consent or in conformity with acts or omissions of Administrator or its affiliates, or their respective officers, directors, employees or agents. Administrator will not be responsible, however, for any losses, claims, damages, liabilities or expenses pursuant to clause (2) of the preceding sentence which are finally judicially determined to have resulted primarily from such Central Reserve Indemnified Person's gross negligence or willful misconduct. In addition, Administrator agrees to reimburse each Central Reserve Indemnified Person for reasonable out-of-pocket expenses (including fees and expenses of counsel) as they are incurred by such Central Reserve Indemnified Person in connection with investigating, preparing, conducting or defending any such action or claim, whether or not in connection with litigation in which any Central Reserve Indemnified Person is a named party, provided that (1) it reasonably appears that such Central Reserve Indemnified Person is entitled to indemnification and (2) Central Reserve provides an unconditional undertaking to repay amounts advanced in the event that it is finally determined that the Central Reserve Indemnified Person is not entitled to indemnification hereunder. In addition, if any Central Reserve Indemnified Person is required to pursue a claim against Administrator in connection with enforcing the rights of such Central Reserve Indemnified Person under this Network Addendum, and if such claim is successful, then Administrator shall also pay reasonable out-of-pocket expenses (including fees and expenses of counsel) as they are incurred by such Central Reserve Indemnified Person in connection with investigating, preparing, conducting or defending any such action or claim to enforce the rights of the Central Reserve Indemnified Person.

      C.     DEFENSE OF CLAIMS.

             1. If any party entitled to be indemnified under this Network Addendum (an "Indemnitee") receives notice of assertion or commencement of any claim, action or proceeding made or brought by any person or entity who or which is not a party to this Network Addendum or an affiliate of a party to this Network Addendum (a "Third Party Claim") against such Indemnitee with respect to which any person or entity required to provide indemnification under this Network Addendum (an "Indemnifying Party") is obligated to provide indemnification under this Network Addendum, the Indemnitee will give such Indemnifying Party reasonably prompt written notice thereof, but in any event not later than (30) calendar days after receipt of such Third Party Claim. Such notice will describe the Third Party Claim in reasonable detail, will include copies of all material written evidence thereof and will indicate the estimated amount, if reasonably practicable, of the indemnifiable loss that has been or may be sustained by the Indemnitee. The Indemnifying Party will have the right to participate in, or, by giving written notice to the Indemnitee, to assume, the defense of any third party claim at such Indemnifying Party's own expense and by such Indemnifying Party's own counsel (reasonably satisfactory to the Indemnitee), and the Indemnitee will cooperate in good faith in such defense.

             2. If, within 10 (ten) calendar days after giving notice of a Third Party Claim to an Indemnifying Party, an Indemnitee receives written notice from the Indemnifying Party that the Indemnifying Party has elected to assume the defense of such Third Party Claim, the Indemnifying Party will not be liable for any legal expenses subsequently incurred by the Indemnitee in connection with the defense thereof; provided, however, that if the Indemnifying Party fails to take reasonable steps necessary to defend diligently such Third party claim within ten (10) calendar days after receiving written notice from the Indemnitee that the Indemnitee believes the Indemnifying Party has failed to take such steps or if the Indemnifying Party has not undertaken fully to indemnify the Indemnitee in respect of all indemnifiable losses relating to the matter, the Indemnitee may assume its own defense, and the Indemnifying Party will be liable for all reasonable costs or expenses paid or incurred in connection therewith. Without the prior written consent of the Indemnitee, the Indemnifying Party will not enter into any settlement of any Third Party Claim which would lead to liability or create any financial or other obligation on the part of the Indemnitee for which the Indemnitee is not entitled to indemnification hereunder. If a firm offer is made to settle a Third Party Claim without leading to liability or the creation of a financial or other obligation on the part of the Indemnitee for which the Indemnitee is not entitled to indemnification hereunder and the Indemnifying Party desires to accept and agree to such offer, the Indemnifying Party will give written notice to the Indemnitee to that effect. If the Indemnitee fails to consent to such firm offer within ten calendar days after its receipt of such notice, the Indemnitee may continue to contest or defend such Third Party Claim and, in such event, the maximum liability of the Indemnifying Party as to such Third Party Claim will not exceed the amount of such settlement offer, plus costs and expenses paid or incurred by the Indemnitee through the end of such ten calendar day period.

             3. A failure to give timely notice or to include any specified information in any notice will not affect the rights or obligations of any party hereunder except and only to the extent that, as a results of such failure, any party which was entitled to receive such notice was deprived of its right to recover any payment under its applicable insurance coverage or was otherwise damaged as a result of such failure.

             4. The Indemnifying Party will have a period of 30 calendar days within which to respond in writing to any claim by an Indemnitee on account of an indemnifiable loss which does not result from a Third Party Claim (a "Direct Claim"). If the Indemnifying Party does not so respond within such 30 calendar day period, the Indemnifying Party will be deemed to have rejected such claim, in which event the Indemnitee will be free to pursue such remedies as may be available to the Indemnitee.

      D. SURVIVAL OF OBLIGATIONS. The provisions of this Section shall be in addition to any liability any party may have to any Indemnified Person at common law or otherwise, and shall survive the termination of this Network Addendum for any reason.

V.    COMPENSATION.

      A. TIMING OF PAYMENT. Central Reserve's payment obligations shall begin on the effective date of this Network Addendum and continue until the calendar month during which this Network Addendum is terminated. Payment shall be made on the last day of the month following the month during which services are rendered under this Network Addendum.

      B. PROVIDER NETWORK ACCESS FEE. Central Reserve shall pay a fee to Administrator for access to Medical Mutual of Ohio's Ohio Provider Networks. The access fee shall be determined as follows:

             1. Central Reserve shall pay Administrator fifty percent (50%) of "Savings" generated in excess of twenty two and one half percent (22.5%).

             2. As used herein, "Savings" is the difference between the amount the Provider billed for Covered Services, as defined in the insureds' Certificates of Coverage, and the amount the Provider accepts as payment in full pursuant to the Provider's Agreement with Medical Mutual of Ohio adjusted for Coordination of Benefits. "Savings" does not include any adjustments or settlements resulting from most favored nations violations, maximum charge increase limitation violations, guaranteed discount corridor provisions, prompt payment discounts, or any settlement, incentive, allowances or adjustment that does not accrue to specific claims at the time of adjudication.

VI.   SUBCONTRACTING.

      Central Reserve understands that Administrator may subcontract for the services with a parent, affiliate or subsidiary of the Administrator or with a another outside party, provided that no more than 15% of the total services under this Network Addendum are outsourced to an outside party. Central Reserve shall consent to such subcontracting arrangement; provided, that the subcontractor agrees to be bound by the terms of this Network Addendum; that Central Reserve is named as a third party beneficiary with respect to the subcontract; and that Administrator is not relieved of liability by virtue of subcontract.

VII. RUNOUT.

      The parties acknowledge that this Network Addendum includes
Administrator's agreement to provide all services under this Network Addendum relating to claims for services rendered prior to the termination of this Network Addendum for a period not to exceed six months.

VIII.  CONFIDENTIALITY OF RECORDS.

      The provisions of this Section shall survive the termination of this Network Addendum.

      A. CENTRAL RESERVE'S PROPRIETARY INFORMATION AND MATERIALS. All business and medical records relating to the operation of Central Reserve, including but not limited to all historical data, books of account, agent agreements, enrollment records, general administrative records, group service records, provider records, fee schedules, patient records and claims information shall be and remain the sole property of Central Reserve. Administrator agrees to use such business and medical records solely for the purposes of performing its duties under this Network Addendum and Administrator covenants and agrees that it will utilize information it receives under this Network Addendum only for the purpose of performing its duties under this Network

Addendum.

      B. ADMINISTRATOR CONFIDENTIALITY DUTIES. Administrator will maintain the confidentiality of any and all records of Central Reserve, including without limitation, all information, patient records and data concerning Central Reserve's products and its enrollees, and protect such records from unauthorized disclosure in accordance with applicable federal, state and local laws, and medical ethical standards.

      C. ADMINISTRATOR'S PROPRIETARY INFORMATION AND MATERIALS. All information systems and computer software utilized or developed by Administrator to provide services to Central Reserve pursuant to this Network Addendum shall remain the sole property of Administrator. Administrator represents and warrants to Central Reserve that the performance of its obligations under this Network Addendum will not infringe on any patents, copyrights, trade secrets or other proprietary rights of third parties and that Administrator has received no claims or charges of any such infringement. Administrator further represents and warrants to Central Reserve that it has full authority, including any required grant of license or other rights, to use all data, documentation, information, hardware and software that will be furnished to Central Reserve in connection with this Network Addendum. Nothing herein shall be construed to grant Central Reserve a license to use any such information systems, or software, outside the scope of this Network Addendum.

      D. CENTRAL RESERVE CONFIDENTIALITY DUTIES. Central Reserve acknowledges that Administrator and Medical Mutual of Ohio have a strong interest in preserving the confidentiality of all trade secret information, including but not limited to provider contracting arrangements and discount information. The confidentiality policy is essential to meet the needs of its customers and is in accordance with responsible business practices. Therefore, Central Reserve agrees to keep confidential all information and material relating to the business of Administrator and Medical Mutual of Ohio including but not limited to, claims system information, computer systems information, and provider agreement and discount information, either during or after this Network Addendum. Central Reserve covenants and agrees that it will utilize information it receives under this Network Addendum regarding Administrative Systems and Provider Networks only for the purpose of performing its duties under this Network Addendum.

IX.   INSURANCE.

      A. CENTRAL RESERVE'S INSURANCE. During the term of this Network Addendum, Central Reserve shall maintain, at its expense, errors and omissions insurance coverage, including stop-loss insurance in scope and amount customary and reasonable for the Business. Such insurance policies relating hereto shall name Administrator as an additional insured. Certificates of insurance and such other supporting documentation and information as Administrator may reasonably request shall be provided to Administrator upon request.

      B. ADMINISTRATOR'S INSURANCE. During the term of this Network Addendum, Administrator shall maintain, at its expense, errors and omissions insurance coverage, and fidelity bonds, in scope and amount customary and reasonable for the conduct of its activities under this Network Addendum. Such insurance policies and bonds shall name Central Reserve as an additional insured. Certificates of insurance and such other supporting documentation and information as Central Reserve may reasonably request shall be provided by Central Reserve upon request.

X.    NOTICE OF DEVELOPMENTS.

      Both parties shall give the other prompt written notice of any material adverse development affecting the Business.

XI.   COMPLIANCE WITH LAW.

      Both parties shall comply with all applicable federal, state, and local laws in connection with the performance of their respective duties under this Network Addendum. During the term of this Network Addendum, Administrator will maintain all licenses, franchises, permits, approvals, and other authorizations necessary for it to provide the Services required by it hereunder.

XI.   FURTHER ASSURANCES.

      The parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and
(c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Network Addendum. Central Reserve agrees to cooperate with and assist Administrator and any employees or agents of Administrator necessary to allow Administrator to fulfill its obligations under this Network Addendum.

XII.  SUCCESSION, ASSIGNMENT.

      This Network Addendum shall be binding upon and inure to the benefit of the parties named herein and their respective successors and permitted assigns. No party may assign either this Network Addendum or any of his, her or its rights, interest, or obligations hereunder, provided that Administrator may assign its rights, interest and obligations hereunder to any affiliate controlled by or that controls Administrator with the appropriate licenses to perform its obligations under this Agreement and Central Reserve may assign its rights, interest and obligations hereunder in connection with a Change in Control, subject to Administrator's right to terminate this Network Addendum pursuant to Section II.B.

XIII.        NOTICES.

      Any notice or other communication required or which may be given hereunder shall be in writing and shall be delivered personally, or sent by facsimile, or by certified, registered or express mail, postage prepaid, and shall be deemed given when so delivered personally, sent by facsimile, or if mailed, two (2) days after the date of mailing, to the address set forth below or to such other address as the parties may designate by notice given pursuant to this Section:

If to Administrator, to:

                          MUTUAL MANAGEMENT COMPANY, INC.
                          1220 Huron, 10th Floor
                          Cleveland, OH   44115
                          Attention:  Edward J. Hartzell
                          Telephone:     (216) 687-7708
                          Facsimile:     (216) 687-6690

with a copy to:

                          John S. Dorrell, Esq., General Counsel
                          MEDICAL MUTUAL OF OHIO
                          2060 East Ninth Street
                          Cleveland, OH   44115
                          Telephone:     (216) 687-6264
                          Facsimile:     (216) 687-2623

if to Central Reserve, to:

                          CENTRAL RESERVE LIFE INSURANCE COMPANY
                          17800 Royalton Road
                          Strongsville, OH   44136
                          Attention:   President
                          Telephone:      (440) 572-2400
                          Facsimile:      (440) 572-4501

with a copy to:

                          Billy B. Hill, Jr. Esq.
                          1750 E. Golf Road, Suite 210
                          Schaumburg, Illinois   60173

XIV. DISPUTE RESOLUTION.

      Except for disputes with respect to matters which may be cause for termination pursuant to Section I, or with respect to the Indemnification obligations of the parties hereunder the parties agree to resolve all disputes relating to matters arising under this Network Addendum pursuant to the dispute resolution mechanism set forth herein.

      A. MEDIATION. Either party may, upon written notice to the other, submit any dispute subject to this Section to mediation using the Alternative Dispute Resolution Service of the NHLA/AAHA or any other mutually agreeable mediation service.

      B. EFFECT ON NETWORK ADDENDUM. During any mediation pursuant to this Section, the Network Addendum shall remain in full force and effect.

      C. FURTHER ACTION. If mediation is unsuccessful then the parties may pursue their available remedies.

XV.  ENTIRE NETWORK ADDENDUM.

      This Network Addendum contains the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements, written or oral, with respect thereto.

XVI.  WAIVERS AND AMENDMENTS.

      This Network Addendum may be amended, modified, superseded, canceled, renewed or extended, and the terms and conditions hereof may be waived, only by a written instrument signed by the parties or, in the case of a waiver, the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power or privilege hereunder, nor any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies which any party may otherwise have at law or in equity.

XVII. GOVERNING LAW.

      This Network Addendum shall be governed and construed in accordance with the laws of the State of Ohio applicable to agreements made and to be performed entirely within such State, without giving effect to the principles of conflicts of law thereof.

XVIII. RELATIONSHIP BETWEEN THE PARTIES.

      A. CONDUCT OF BUSINESSES. Central Reserve and Administrator agree that each of them are independent companies and that they are each responsible for the conduct of their own businesses. Neither party has any obligation with respect to employees of the other. Administrator shall be solely responsible for all workers' compensation, unemployment compensation, withholding and employment taxes and any other taxes due to federal, state or local governments or agencies on account of itself, its employees, representatives, or agents or by any federal, state or local government or agency on account of wages, industrial accidents or workers' compensation claims, withholding and employment taxes or any other actions arising out of Administrator's relationship with its employees, representatives or agents. Similarly, Central Reserve shall be solely responsible for all workers' compensation, unemployment compensation, withholding and employment taxes and any other taxes due to federal, state or local governments or agencies on account if itself, its employees, representatives or agents or by any federal, state or local government or agency on account of wages, industrial accidents or workers' compensation claims, withholding and employment taxes or any other actions arising out of Central Reserve's relationship with its employees, representatives or agents.

      B. INDEPENDENT BUSINESS. Central Reserve and Administrator further agree that Central Reserve and Administrator are separate entities and nothing in this Network Addendum affects the separate identity of each party. This Network Addendum does not create a partnership, nor is it intended to limit the parties' conduct of their respective businesses.

      C. LIMITED AGENCY. Central Reserve and Administrator further agree that Administrator shall be the agent of Central Reserve solely for purposes of performing its duties under this Network Addendum. Administrator acknowledges the limited nature of its agency authority and agrees to abide by the Central Reserve's coverage documents, policies and procedures, as well as the limitations set forth in this Network Addendum.

XIX.   COUNTERPARTS.

      This Network Addendum may be executed in two (2) or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

XX.   HEADINGS.

      The headings in this Network Addendum are intended solely for convenience of reference and shall be given no effect in the interpretation of this Network Addendum.

XXI.  FAIR MEANING.

      This Network Addendum shall be construed according to its fair meaning and as if prepared jointly by Central Reserve and Administrator.

XXII. FORCE MAJEURE.

      The parties understand that performance by either party may be interrupted or delayed by an occurrence outside of that party's control including, but not limited to, the following: Act of God, war, riot sovereign conduct or the conduct of third parties. Administrator shall take such reasonable actions as is prudent to protect itself against and Central Reserve such occurrences, including but not limited to, assuring back-up copies of data, and back-up ability with respect to all services performed under this Network Addendum within two (2) days. Subject to the foregoing, if such acts occur, the affected party will be excused from complete performance for as long as it is reasonably necessary, so long as such affected party uses its best efforts to perform.

XIV.  PRIVACY.

      Administrator and Central Reserve agree not to disclose any of the terms of this Network Addendum to any person without written permission of the other party, except as required by state or federal law.

IN WITNESS WHEREOF, the Parties hereto have executed this Network Addendum on the dates indicated below.

CENTRAL RESERVE LIFE                                               MUTUAL MANAGEMENT COMPANY, INC.
INSURANCE COMPANY

By:
   ------------------------------------------
By:
   ------------------------------------------

Printed Name:                                                      Printed Name:      Edward J. Hartzell

Title:                                                             Title:        PRESIDENT AND CHIEF EXECUTIVE OFFICER
      ---------------------------------------                            ---------------------------------------------

Date:
     ----------------------------------------
Date:
     ----------------------------------------

By:
   ------------------------------------------

                                                                   Printed Name:       Robert N. Trombly

                                                                   Title:                           CHAIRMAN
                                                                         --------------------------------------------

Date:
     ----------------------------------------



              CLAIMS ADDENDUM TO ADMINISTRATIVE SERVICES AGREEMENT
                         REGARDING INFORMATION SERVICES

This Claims Addendum ("Claims Addendum") to Administrative Services Agreement regarding Information Services (the "I.S. Agreement") is between Mutual Management Company, Inc., an Ohio corporation and subsidiary of Medical Mutual of Ohio ("Administrator"), and Central Reserve Life Insurance Company, an Ohio corporation ("Central Reserve").

                                   BACKGROUND
                                   ----------

These recitals are representations of fact that form the basis for and are an integral part of this Claims Addendum.

A. The parties have entered into the I.S. Agreement, incorporated herein by reference pertaining to provision by Administrator of information services with respect to the health insurance "Business" as defined therein. All defined terms in the I.S. Agreement shall have the same meaning in this Claims Addendum.

B. Administrator possesses experience with regard to the processing of claims and the capacity as well as the expertise to administer the Business.

C. The parties desire to enter into this Claims Addendum with respect to provision by Administrator of claims and other administrative services.

                                   PROVISIONS
                                   ----------

In consideration of the mutual promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

I.    TERM.

      A. The initial term of this Claims Addendum (the "Initial Term") shall begin on March 30, 1998 (the "Effective Date") and end on March 31, 2003, unless terminated earlier pursuant to Section I.B. After the Initial Term, this Claims Addendum shall automatically extend for successive periods of five (5) years unless a party gives the other party written notice of its intention not to renew, one (1) year before renewal (each a "Renewal Term.")

      B. TERMINATION. This Claims Addendum shall terminate prior to the expiration of the Initial Term or any Renewal Term hereof if Central Reserve and Administrator mutually agree to do so or upon notice of termination pursuant to paragraph 1 or 2 below:

             1.  ADMINISTRATOR'S TERMINATION:

                 If Administrator terminates the I.S. Agreement pursuant to its terms, then such termination shall also constitute termination of this Claims Addendum. Otherwise Administrator will not terminate this Claims Addendum, unless pursuant to Section II.A.8.c

             2.  CENTRAL RESERVE'S OPTIONS:

                 a. Central Reserve shall have the option to terminate this Agreement if Administrator commits a material breach of the Claims Addendum and fails to cure the breach within sixty (60) days after Central Reserve notifies Administrator of such breach (if the breach is cured within the sixty (60) day period, then no termination shall occur);

                 b. At any time within ninety (90) days after a Change in Control of Central Reserve, Central Reserve shall have the right to terminate this Claims Addendum upon one (1) year prior written notice of termination to Administrator, or, at any time within ninety (90) days after a Change in Control of Administrator or Medical Mutual of Ohio.

                 c. Central Reserve shall have the right to terminate this Claims Addendum after December 31, 1999 without cause, subject to the following:
Central Reserve will reimburse Administrator for the direct costs associated with the termination. Administrator will determine its direct costs and provide Central Reserve with an itemization and accounting detail with respect to such direct costs within sixty (60) days after termination.

             3. CENTRAL RESERVE'S RIGHTS UPON TERMINATION.

                 The provisions of this Section shall survive the termination of this Claims Addendum.

                 a. Upon providing or receiving notice of termination of this Claims Addendum for any reason, Administrator shall cooperate fully with Central Reserve in effecting a smooth transition of the Administrator's responsibilities under this Claims Addendum so that Central Reserve can operate independently as of the effective date of termination. As soon as reasonably practical during the notice period, and continuing after the effective date of termination as necessary, Administrator shall provide to Central Reserve any and all information, data, files and reports that are necessary to enable Central Reserve to operate the Business independently of Administrator, including but not limited to the original records and data relating to the operation of Central Reserve's Business, including but not limited to all historical data, books of account, enrollment records, group service records, provider records, patient records and claims information. Administrator shall also provide in machine readable form all of the above described records and data, in a format reasonably acceptable to Central Reserve.

                 b. Upon written notice from Central Reserve, Administrator shall, at the written direction of Central Reserve either transfer to Central Reserve or its designee or destroy (and certify as to such destruction) all records and information relating solely to the Business, including all written agreements, customer lists, correspondence, documents, data, files, premium data and rates, brochures, pamphlets, and promotional materials after the regulatory period for record retention has passed. Central Reserve agrees to allow Administrator access to all such returned materials in the event such access is requested by Administrator for any reasonable and legitimate purpose.

      4. ADMINISTRATOR'S RIGHTS UPON TERMINATION. The provisions of this section shall survive the termination of this Claims Addendum. Upon written notice from Administrator, Central Reserve, shall, at the written direction of Administrator either transfer to Administrator or its designee or destroy (and certify as to such destruction) all records and information relating solely to the Administrator's business and information systems, including all written agreements, correspondence, documents, data and files. Administrator agrees to allow Central Reserve access to all such returned materials in the event such access is requested by Central Reserve for any reasonable and legitimate purpose.

II.   CLAIMS AND ADMINISTRATIVE SERVICE

      At agreed upon times during the term of this Claims Addendum, Administrator shall provide to Central Reserve the following administrative services (the "Claims Services"):

      A.     CLAIMS SERVICE ADMINISTRATION

             1. Administrator will be responsible for all back room processing for Central Reserve including the services specified in paragraphs 2-7 below, with respect to Business designated by Central Reserve. Central Reserve will use these services provided by Administrator for its Ohio Business, such purchased blocks of business as are appropriate, and other blocks of Business as determined by Central Reserve on not less than one hundred twenty (120) days prior notice to Administrator. The transition of all Ohio Business to Administrator's systems and responsibility for claims administration to Administrator will occur by July 1, 1998.

             2. MEMBERSHIP/POLICYHOLDER SERVICES.

                      a. With respect to the business transferred to Administrator's systems, Central Reserve will forward enrollment applications and information to Administrator, after approval by Central Reserve's underwriting, it being understood that Central Reserve shall retain all responsibility for its own underwriting.

                      b. Administrator will provide Membership/Policyholder Services for the Business. Administrator shall be responsible for collecting enrollment applications and other enrollment material, imaging or otherwise imaging enrollment applications in its system, and completing the enrollment process. Enrollment applications will be imaged into its system no later than two (2) days following receipt. Administrator shall be responsible for maintaining member eligibility records.

                      c. Administrator shall be responsible for verifying eligibility of enrollment and all billing functions.

                      d. Administrator will provide enrollees with Central Reserve contracts and/or plan booklets for health care coverage, certificates, identification cards and any other necessary documents for enrollees to understand the rights, obligations and scope of benefits provided under the contracts; provided that Central Reserve is responsible for (a) developing the benefits plan and (b) development of the form documents. All Ohio identification cards must contain both Medical Mutual of Ohio and Central Reserve's names and be designed in a manner acceptable to both parties.

             3. CLAIMS ADMINISTRATION

                          a. Central Reserve and Administrator shall direct (1)
all contracting health care providers and (2) all members to submit claims for services covered by Central Reserve to Administrator. Central Reserve shall forward any claims received directly from health care providers or members to Administrator. Administrator will work with Central Reserve to maximize use of electronic claims submission.

                          b. Administrator shall be responsible for providing
staff to perform claims functions, receiving all claims, imaging and entering the claims into its system. Claims shall be imaged into the system within three
(3) days after receipt.

                          c. Administrator shall review and adjudicate all
claims for benefits under Central Reserve's coverage documents pursuant to standards established by Central Reserve; verify eligibility, make coverage determinations in accordance with Central Reserve's coverage documents, policies and directories, compute benefits for covered services; and pay for covered services on behalf of Central Reserve. Administrator shall pursue coordination of benefits ("COB") and third party liability recovery on behalf of Central Reserve pursuant to the provisions of Central Reserve's coverage documents and subject to applicable law, in the same manner as it performs such functions with respect to Medical Mutual of Ohio's own business.

                          d. Administrator shall refer to Central Reserve any
notices of legal actions, suits, proceedings or investigations or threats with respect to any disputes claims or benefits for Central Reserve policyholders. The defense of any legal action on a claim for benefits under a Central Reserve coverage document shall not be an obligation of Administrator. However, Administrator shall have the discretion to participate in the defense of the action if it so chooses, at its own expense. Administrator shall cooperate with Central Reserve by furnishing such evidence as it has available in connection with the defense of any such action.

             4. INQUIRIES AND REQUEST/CUSTOMER SERVICE. Administrator shall provide staff to provide customer service functions subject to the policies of Central Reserve, respond promptly and thoroughly to written or telephone requests for information received from employers, providers, enrollees and governmental agencies relating to such matters as eligibility determinations, care management determinations, and claims determinations. Responses shall be made (a) within any time periods required under state and federal laws and regulations; (b) within any time periods set forth in Central Reserve's coverage documents or in contracts with health care providers, and (c) within time periods customary in the health care industry or otherwise required by law.

             5. MAINTENANCE OF RECORDS. Administrator shall maintain records of all Central Reserve claims paid or denied in sufficient detail so that adequate financial statements and regulatory reports can be prepared for Central Reserve and for Central Reserve management purposes. The nature and scope of the information shall be determined and agreed upon by both parties. Administrator will make available the reports presently available to Central Reserve through its systems and assist Central Reserve in the development and publication of additional reports based upon the capabilities of Administrator's systems.

             6. CARE MANAGEMENT. Administrator will perform utilization management and other care management services (collectively "Care Management Services") for Central Reserve's Ohio policyholders and other Central Reserve policyholders as may be designated by Central Reserve for the compensation set forth in Section V below. Such services shall be the services Medical Mutual of Ohio performs with respect to its own policyholders including precertification, disease management, case management, chart audit, appropriateness review, discharge planning and referral management and Medical policy, as appropriate.

             7. OTHER SERVICES. Administrator will also perform the following functions: (a) medical review services, including providing staff and case management; (b) issue identification cards; (c) produce benefit certificates;
(d) COB and third party liability Recovery; (e) bill for health products; (f) maintain eligibility records; (g) load benefits including those with respect to Central Reserve's new policies.

             8. DEPOSIT AND DISBURSEMENT OF FUNDS.

                 a. Administrator shall establish (with such banks as Central Reserve designates) trust fund accounts in the name of Central Reserve ("Central Reserve Accounts") from which Central Reserve or Administrator may withdraw funds for the deposit of all premiums collected on behalf of Central Reserve. Administrator shall bill and collect premiums for, on behalf of, and in the name of Central Reserve and shall promptly deposit such premiums into the Central Reserve Accounts. All funds held by Administrator will be held in a fiduciary capacity, and Administrator shall perform all duties required to comply with applicable fiduciary accounting laws. Nothing herein shall limit any right of Central Reserve against Administrator resulting from Administrator's failure to make payments to Central Reserve, to any insured, or to any Provider.

                 b. PAYMENT OF CLAIMS AND OTHER EXPENSES. Administrator shall pay claims for covered services and other expenses designated by Central Reserve, solely from Central Reserve's funds as deposited in the Central Reserve Account.

                 c. FAILURE TO MAKE FUNDS AVAILABLE. If Central Reserve fails to make available sufficient funds to pay claims and other expenses as they become due, then Administrator may suspend performance of its services until such a time that Central Reserve makes the required funds available and, in addition, Administrator may terminate this Claims Addendum upon thirty (30) days' written notice to Central Reserve unless the breach by Central Reserve is cured within the thirty (30) day period.

                 d. ADMINISTRATOR IS NOT A GUARANTOR. The parties acknowledge that Administrator is functioning only as a third party administrator under this Claims Addendum. The parties further acknowledge that Administrator is not a surety, guarantor or in any way liable for any of Central Reserve's debts, liabilities, benefits payable or other obligations.

      B. GRIEVANCE PROCEDURES. Administrator will establish or utilize and maintain such mechanisms, as required by law, to receive and respond to complaints and grievances of members in accordance with Central Reserve's policies and procedures and keep appropriate records of such complaints. Administrator will process and make the initial decision on all grievances subject to applicable state laws; provided, however, that Central Reserve shall have the sole authority to decide appeals.

      C. SUPERVISION. The Administrator shall perform the services under the direction of a Central Reserve employee designated in writing by Central Reserve and Central Reserve shall have final authority over all claims policies. All services to be provided by Administrator under this Claims Addendum shall be rendered upon the written criteria, standards and guidelines of Central Reserve (as such may be amended or revised at any time and from time to time).

      D. PERFORMANCE STANDARDS. Administrator shall perform each and every one of its duties under this Claims Addendum (1) in accordance with all federal and state laws and regulations; (2) in such a way as to meet or exceed contractual standards set forth in Central Reserve's and/or Administrator's contracts with health care providers and practitioners, employers and other groups, and members and other beneficiaries (including meeting the highest level of performance set forth in any performance standards.) In addition, in the performance of its duties under this Claims Addendum, Administrator shall preserve, maintain, enhance and promote Central Reserve's identity and reputation.

      E.     AUDITS.

             The parties shall have the rights and responsibilities set forth in the I.S. Agreement.

III.  CENTRAL RESERVE RESPONSIBILITIES AND OBLIGATIONS

      Central Reserve will continue to be responsible for, including but not limited to, the following services: (A) underwriting; (B) actuarial; (C) accounting; (D) legal; (E) sales and marketing.

IV.   INDEMNIFICATION.

      The provisions of the I.S. Agreement regarding Indemnification are incorporated herein by reference.

V.    COMPENSATION.

      A. CALCULATION. For purposes of this Claims Addendum, "Premium and Premium Equivalent" shall have the meaning set forth in Section V. B. 3 of the I.S. Agreement.

      B. COMPENSATION FOR CLAIMS SERVICE Beginning April 1, 1998 for all business covered by this Claims Addendum, Central Reserve shall pay Administrator an additional fee equal to 4.4% of Central Reserve's Premium and Premium Equivalent with respect to such business. This fee is in addition to the fee paid under the I.S. Agreement.

      C.     COMPENSATION FOR CARE MANAGEMENT SERVICES

             1. For purposes of this section the term "Care Management Services" shall have the meaning as set forth in Section II.A.6.

             2. For Care Management Services for Ohio Business Central Reserve shall pay a per certificate holder per month fee of $1.00 for the period of July 1, 1998 through June 30, 2001. The per certificate holder per month fee will be adjusted for the period July 1, 2001 through June 30, 2003 to correspond with the rate of inflation.

             3. For Care Management Services for all non-Ohio Business for which Central Reserve requests such services, Central Reserve shall pay a fee agreed upon by both parties.

      D. TIMING OF PAYMENT. Central Reserve's payment obligations shall begin on the effective date of this Claims Addendum and continue until the calendar month during which this Claims Addendum is terminated. Payment shall be made on the last day of the month following the month during which services are rendered under this Claims Addendum.

VI.   RUNOUT.

      The parties acknowledge that this Claims Addendum includes Administrator's agreement to provide all services under this Claims Addendum relating to claims for services rendered prior to the termination of this Claims Addendum, for a period not to exceed six (6) months.

VII.  CONFIDENTIALITY OF RECORDS.

      The provisions of the I.S. Agreement regarding confidentiality are incorporated herein by reference.

VIII. INSURANCE.

      The provisions of the I.S. Agreement regarding Insurance are incorporated herein by reference.

IX.   SUCCESSION, ASSIGNMENT.

      This Claims Addendum shall be binding upon and inure to the benefit of the parties named herein and their respective successors and permitted assigns. No party may assign either this Claims Addendum or any of his, her or its rights, interest, or obligations hereunder, provided that Administrator may assign its rights, interest and obligations hereunder to any affiliate controlled by or that controls Administrator with the appropriate licenses to perform its obligations under this Agreement and Central Reserve may assign its rights, interest and obligations hereunder in connection with a Change in Control.

X.    NOTICES.

      Any notice or other communication required or which may be given hereunder shall be in writing and shall be delivered personally, or sent by facsimile, or by certified, registered or express mail, postage prepaid, and shall be deemed given when so delivered personally, sent by facsimile, or if mailed, two (2) days after the date of mailing, to the address set forth below or to such other address as the parties may designate by notice given pursuant to this Section:

If to Administrator, to:

                                       MUTUAL MANAGEMENT COMPANY, INC.
                                       1220 Huron, 10th Floor
                                       Cleveland, OH   44115
                                       Attention:  Edward J. Hartzell
                                       Telephone:    (216) 687-7708
                                       Facsimile:    (216) 687-6690

with a copy to:

                                       John S. Dorrell, Esq., General Counsel
                                       MEDICAL MUTUAL OF OHIO
                                       2060 East Ninth Street
                                       Cleveland, OH   44115
                                       Telephone:    (216) 687-6264
                                       Facsimile:    (216) 687-2623

if to Central Reserve, to:

                                       CENTRAL RESERVE LIFE INSURANCE COMPANY
                                       17800 Royalton Road
                                       Strongsville, OH   44136
                                       Attention:    President
                                       Telephone:    (440) 572-2400
                                       Facsimile:    (440) 572-4501
with a copy to:

                                       Billy B. Hill, Jr. Esq.
                                       1750 E. Golf Road, Suite 210
                                       Schaumburg, Illinois   60173

XI. DISPUTE RESOLUTION.

      Except for disputes with respect to matters which may be cause for termination pursuant to Section I and the Indemnification provisions of this Claims Addendum, the parties agree to resolve all disputes relating to matters arising under this Claims Addendum pursuant to the dispute resolution mechanism set forth herein.

      A. MEDIATION. Either party may, upon written notice to the other, submit any dispute subject to this Section to mediation using the Alternative Dispute Resolution Service of the NHLA/AAHA or any other mutually agreeable mediation service.

      B. EFFECT ON CLAIMS ADDENDUM. During any mediation pursuant to this Section, the Claims Addendum shall remain in full force and effect.

      C. FURTHER ACTION. If mediation is unsuccessful then the parties may pursue their available remedies.

XII.  ENTIRE CLAIMS ADDENDUM.

      This Claims Addendum contains the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements, written or oral, with respect thereto.

XIII. WAIVERS AND AMENDMENTS.

      This Claims Addendum may be amended, modified, superseded, canceled, renewed or extended, and the terms and conditions hereof may be waived, only by a written instrument signed by the parties or, in the case of a waiver, the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power or privilege hereunder, nor any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies which any party may otherwise have at law or in equity.

XIV.  GOVERNING LAW.

      This Claims Addendum shall be governed and construed in accordance with the laws of the State of Ohio applicable to agreements made and to be performed entirely within such State, without giving effect to the principles of conflicts of law thereof.

XV.   RELATIONSHIP BETWEEN THE PARTIES.

      A. CONDUCT OF BUSINESSES. Central Reserve and Administrator agree that each of them are independent companies and that they are each responsible for the conduct of their own businesses. Neither party has any obligation with respect to employees of the other. Administrator shall be solely responsible for all workers' compensation, unemployment compensation, withholding and employment taxes and any other taxes due to federal, state or local governments or agencies on account of itself, its employees, representatives, or agents or by any federal, state or local government or agency on account of wages, industrial accidents or workers' compensation claims, withholding and employment taxes or any other actions arising out of Administrator's relationship with its employees, representatives or agents. Similarly, Central Reserve shall be solely responsible for all workers' compensation, unemployment compensation, withholding and employment taxes and any other taxes due to federal, state or local governments or agencies on account if itself, its employees, representatives or agents or by any federal, state or local government or agency on account of wages, industrial accidents or workers' compensation claims, withholding and employment taxes or any other actions arising out of Central Reserve's relationship with its employees, representatives or agents.

      B. INDEPENDENT BUSINESS. Central Reserve and Administrator further agree that Central Reserve and Administrator are separate entities and nothing in this Claims Addendum affects the separate identify of each party. This Claims Addendum does not create a partnership, nor is it intended to limit the parties' conduct of their respective businesses.

      C. LIMITED AGENCY. Central Reserve and Administrator further agree that Administrator shall be the agent of Central Reserve solely for purposes of performing its duties under this Claims Addendum. Administrator acknowledges the limited nature of its agency authority and agrees to abide by the Central Reserve's coverage documents, policies and procedures, as well as the limitations set forth in this Claims Addendum.

XVI.  COUNTERPARTS.

      This Claims Addendum may be executed in two (2) or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

XVII.  HEADINGS.

      The headings in this Claims Addendum are intended solely for convenience of reference and shall be given no effect in the interpretation of this Claims Addendum.

XVIII. FAIR MEANING.

      This Claims Addendum shall be construed according to its fair meaning and as if prepared jointly by Central Reserve and Administrator.

XIX.   FORCE MAJEURE.

      The parties understand that performance by either party may be interrupted or delayed by an occurrence outside of that party's control including, but not limited to, the following: Act of God, war, riot sovereign conduct or the conduct of third parties. Administrator shall take such reasonable actions as is prudent to protect itself and Central Reserve against such occurrences, including but not limited to, assuring back-up copies of data, and back-up ability to process claims within two (2) days. Subject to the foregoing, if such acts occur, the affected party will be excused from complete performance for as long as it is reasonably necessary, so long as such affected party uses its best efforts to perform.

XX. PRIVACY. Administrator and Central Reserve agree not to disclose any of the terms of this Claims Addendum to any person without written permission of the other party, except pursuant to the requirements of state or federal law.

IN WITNESS WHEREOF, the Parties hereto have executed this Claims Addendum on the dates indicated below.

CENTRAL RESERVE LIFE                                               MUTUAL MANAGEMENT COMPANY, INC.
INSURANCE COMPANY

By:
   -----------------------------------------
By:
   -----------------------------------------


Printed Name:                                                      Printed Name:   Edward J. Hartzell

Title:                                                             Title:     PRESIDENT AND CHIEF EXECUTIVE OFFICER
      --------------------------------------                             ----------------------------------------------

Date:
     ---------------------------------------
Date:
     ---------------------------------------

By:
   -----------------------------------------

                                                                   Printed Name:  Robert N. Trombly

                                                                   Title:                CHAIRMAN
                                                                         -----------------------------------------------


Date:
     ---------------------------------------

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